GOLDSTEIN GOLUB KESSLER LLP
Certified Public Accountants and Consultants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Chardan South China Acquisition Corporation.

We hereby consent to the use in Amendment No. 4 to the Registration Statement on Form S-4 of our report dated April 2, 2007, except for Note 2 and the first paragraph of Note 5, as to which the date is July 23, 2007, on the financial statements of Chardan South China Acquisition Corporation as of December 31, 2006 and 2005 and for the year ended December 31, 2006, the period from March 10, 2005 (inception) to December 31, 2005 and the cumulative period from March 10, 2005 (inception) to December 31, 2006, which appears in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

December 10, 2007

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